RHODIA
                                     ------

                     Annual General Meeting of Shareholders
                                  May 13, 1998

> 11th resolution (Authorization to the Board of Directors to grant stock subscription and purchase options)

The Special Meeting of Shareholders, after having read the Board of Director's management report and the statutory auditors' special report, subject to the condition precedent of the listing of the company's shares on a Paris Bourse regulated market:

o empowers the Board of Directors, pursuant to Section 208-1 to 208-8-1 of the French Companies Act of July 24, 1966, to grant, in one or more transactions, options entitling beneficiaries to subscribe for new shares in the company, which are issued to increased capital, or to purchase the company's existing shares which are repurchased as allowed by law. This power is granted to the Board of Directors for a period of five years as of the date of this Shareholders Meeting.

o    resolves that the beneficiaries of these options shall be:
     - employees, or certain employees
     - to corporate officers ("mandataires sociaux") as defined by law, of the company, and of the companies or "groupements d'interet economique" which are either directly or indirectly affiliated to it as defined in Section 208-4 of the aforementioned law;

o resolves to set the maximum nominal amount of the stock subscription or purchase options granted to the beneficiaries at French Francs 725,000,000, or its equivalent value in euros;

o resolves, in the event a stock subscription option is granted, that the beneficiaries' subscription price shall be determined on the day the options are granted by the Board of Directors and shall not be less than 80% of the average opening price of the shares on the Paris Bourse Monthly Settlement Market, during the twenty trading days preceding the day the subscription options are granted;

o resolves, in the event a stock purchase option is granted, that the beneficiaries' purchase price shall be determined on the day the options are granted by the Board of Directors and shall not be less than 80 % of the average opening price of the shares on the Paris Bourse Monthly Settlement Market during the twenty trading days preceding the day the purchase options are granted, nor shall be less than 80 % of the average purchase price of the shares held by the company pursuant to Sections 217-1 and 217-2 of the Act of July 24, 1966;

o resolves that no option to subscribe for or purchase shares shall be granted less than twenty trading days after the detaching from the shares of a coupon entitling its bearer to a dividend or a pre-emptive right to subscribe to a capital increase;

o notes that, pursuant to Section 208-2 of the Act of 1966, the present delegation of power requires that shareholders waive their pre-emptive right to subscribe to the shares that will be issued as options are exercised in favour of the beneficiaries;

o fully empowers the Board of Directors to determine other terms and conditions for granting and exercising stock options and in particular to :
     - specify the terms according to which the options will be granted and drawing up the list of option beneficiaries as specified above;
       determine the conditions under which the price and the number of shares may be adjusted, particularly in the various cases specified in Sections 174-8 to 174-16 of Decree N(degree) 67-236 of March 23, 1967.
     - specify the period(s) for exercising the options thus granted, it being understood that the duration of options cannot exceed ten years after the date they are granted,
     - provide for the possibility of temporarily suspending the exercising of options for a maximum of three months in the event of financial transactions that involve the exercising of share rights.
     - execute or carry out, or have executed or carried out, any instruments of formalities required to finalize the capital increase or increases that may be made by virtue of the authorization granted under this resolution; modify the Articles of incorporation accordingly and in general do all that may be necessary.
     - and, if it deems necessary, charge the expenses, taxes and fees related to the capital increases to the amount of the corresponding premiums and take from this amount the sums necessary to bring the legal reserve to one tenth of the level of the new capital after each capital increase.

                                     RHODIA
                                     ------

                     Annual General Meeting of Shareholders
                            Tuesday, April 18, 2000

> 17th resolution (Authorization to the Board of Directors to grant stock subscription and purchase options)

The Special Meeting of Shareholders, after having read the Board of Director's management report and the statutory auditors' special report

o empowers the Board of Directors, pursuant to Section 208-1 to 208-8-1 of the French Companies Act of July 24, 1966, to grant, in one or more transactions, options entitling beneficiaries to subscribe for new shares in the company, which are issued to increased capital, or to purchase the company's existing shares which are repurchased as allowed by law. This power is granted to the Board of Directors for a period of three years as of the date of this Shareholders Meeting.

o    resolves that the beneficiaries of these options shall be
     - employees, or certain employees
     - to corporate officers ("mandataires sociaux") as defined by law, of the company, and of the companies or "groupements d'interet economique" which are either directly or indirectly affiliated to it as defined in
     Section 208-4 of the aforementioned law;

o resolves to set the maximum nominal amount of the stock subscription or purchase options granted to the beneficiaries at euros 110,000,000;

o resolves, in the event a stock subscription option is granted, that the beneficiaries' subscription price shall be determined on the day the options are granted by the Board of Directors and shall not be less than 95 % of the average opening price of the shares on the Paris Bourse Monthly Settlement Market or any other equivalent Market which shall replace it, during the twenty trading days preceding the day the subscription options are granted;

o resolves, in the event a stock purchase option is granted, that the beneficiaries' purchase price shall be determined on the day the options are granted by the Board of Directors and shall not be less than 95 % of the average opening price of the shares on the Paris Bourse Monthly Settlement Market or any other equivalent Market which shall replace it, during the twenty trading days preceding the day the purchase options are granted, nor shall be less than 95 % of the average purchase price of the shares held by the company pursuant to Sections 217-1 and 217-2 of the Act of July 24, 1966;

o resolves that no option to subscribe for or purchase shares shall be granted less than twenty trading days after the detaching from the shares of a coupon entitling its bearer to a dividend or a pre-emptive right to subscribe to a capital increase;

o notes that, pursuant to Section 208-2 of the Act of 1966, the present delegation of power requires that shareholders waive their pre-emptive right to subscribe to the shares that will be issued as options are exercised in favour of the beneficiaries;

o fully empowers the Board of Directors to determine other terms and conditions for granting and exercising stock options and in particular to :
     - specify the terms according to which the options will be granted and drawing up the list of option beneficiaries as specified above;
       determine the conditions under which the price and the number of shares may be adjusted, particularly in the various cases specified in Sections 174-8 to 174-16 of Decree N(degree) 67-236 of March 23, 1967.
     - specify the period(s) for exercising the options thus granted, it being understood that the duration of options cannot exceed twelve years after the date they are granted,
     - provide for the possibility of temporarily suspending the exercising of options for a maximum of three months in the event of financial transactions that involve the exercising of share rights.
     - execute or carry out, or have executed or carried out, any instruments of formalities required to finalize the capital increase or increases that may be made by virtue of the authorization granted under this resolution; modify the Articles of incorporation accordingly and in general do all that may be necessary.
     - and, if it deems necessary, charge the expenses, taxes and fees related to the capital increases to the amount of the corresponding premiums and take from this amount the sums necessary to bring the legal reserve to one tenth of the level of the new capital after each capital increase.

This delegation of powers voids, but without retroactive effect, any prior delegation of powers concerning the granting of options to subscribe for or purchase shares pursuant to Sections 208-1 to 208-8-1 of the Act of July 24, 1933.

                                     RHODIA
                                     ------

                     Annual General Meeting of Shareholders
                             Tuesday, May 21, 2002

>24th RESOLUTION (Delegation to be given to the Board of Directors to grant share subscription or purchase options)

The Special Shareholders' Meeting, after having read the Board of Director's management report and the statutory auditors' special report:

     o delegates to the Board of Directors, pursuant to the provisions of Sections L 225-177 to L 225-185 of the French Commercial Code, the necessary powers to grant, on one or more occasions, options granting entitlement to the subscription of new shares of the Company to be issued in connection with a capital increase or the purchase of outstanding shares of the Company bought back in accordance with the law. The Board of Directors is granted said option for a 26-month period as from the date of this Meeting.

     o    decides that the beneficiaries of the options shall be:

          o    firstly, the employees or some of them.

          o    secondly, the corporate officers defined by law or some of them.

          of the Company and of companies or of economic interest groupings directly or indirectly affiliated with it in accordance with the conditions set forth in Section L 225-180 of the French Commercial Code.

     o decides to set the overall maximum nominal amount of the shares to which subscription or purchase options granted to the beneficiaries may grant entitlement at 6,000,000 euros.

          In the event the Meeting fails to adopt the twenty-second resolution, the amount of 6,000,000 euros shall be increased to 90 million euros.

     o decides, in the event subscription options are granted, that the subscription price of the shares payable by the beneficiaries shall be determined on the date on which the Board of Directors grants the options and such price may not be less than 95% of the average of the quoted prices of the share on the First Market of Euronext Paris or any other like market that may replace it during the 20 trading sessions preceding the date on which the subscription options are granted.

     o decides, in the event purchase options are granted, that the purchase price of the shares payable by the beneficiaries shall be determined on the date on which the Board of Directors grants the options and such price may not be less than 95% of the average of the quoted prices of the share on the First Market of Euronext Paris or any other like market that may replace it during the 20 trading sessions preceding the date on which the purchase options are granted or less than 95 % of the average purchase price of shares held by the Company pursuant to Sections L 225-208 and L 225-209 of the French Commercial Code.

     o formally notes that the subscription or purchase options may be granted only in compliance with the time limits set pursuant to the provisions of Section L 225-177 of the aforementioned code.

     o formally notes, pursuant to article L 225-178 of the French Commercial Code, that this delegation entails, in favor of the beneficiaries of the subscription options, express waiver by the shareholders of their preferential subscription right to the shares to be issued as and when the options are exercised.

     o delegates all powers to the Board of Directors to define the other terms and conditions applicable to the granting of options and the exercise thereof and, in particular, to:

          o define the terms under which the options shall be granted, in particular, restrict, limit or prohibit (i) the exercise of options or (ii) the sale or the conversion into bearer shares of shares subscribed for or bought, as the case may be, by the exercise of options during certain periods or as from certain events and draw up the list of beneficiaries of the options as provided for above; decide on the terms under which the price and number of shares may be adjusted, particularly, in the various scenarios provided for in Sections 174-8 to 174-16 of Decree No. 67-236 of March 23, 1967,

          o set the period(s) for exercising the options thus granted. It being understood that the term of the options may not exceed a twelve-year period as from the date of granting thereof.

          o provide for the possibility of temporarily suspending the exercise of options during a maximum period of three months in the event of financial transactions involving a right attached to the shares.

          o complete or arrange for the completion of all legal instruments and formalities with a view to finalizing the capital increases that may be made pursuant to the authorization granted in this resolution; amend the articles of incorporation accordingly and in general do whatever is necessary or useful.

          o at its sole decision and if it deems so appropriate, charge the costs of the capital increases to the amount of the premiums related to said increases and draw from said amount the sums necessary to bring the legal reserve to one-tenth of the new share capital after each increase.

This delegation invalidates any prior delegation relating to the granting of share subscription or purchase options pursuant to Sections L 225-177 to L 225-185 of the French Commercial Code for the non-used part thereof on the date of this Meeting.